Exhibit 99.1

PRESS RELEASE

Rambus Completes Acquisition of Northwest Logic, Extending Leadership in Interface IP

Highlights:

•	Digital controller IP complements existing portfolio of high-speed interface PHYs

•	Expands solutions for automotive, data center, artificial intelligence (AI), machine learning (ML) and communications applications

•	Combined offerings, including HBM2, GDDR6, DDR4 and PCI Express (PCIe), create one-stop-shop for SoC designers

SUNNYVALE, Calif. – Aug. 27, 2019 – Rambus Inc. (NASDAQ: RMBS), a premier silicon IP and chip provider making data faster and safer, today announced the completion of the previously-disclosed acquisition of Northwest Logic, a leading supplier of memory, PCIe and MIPI digital controllers. This acquisition allows Rambus to further scale, bringing together high-speed design expertise with the physical and digital IP families from renowned market leaders to offer comprehensive memory and SerDes IP solutions for chip designers.

“Northwest Logic’s product lineup and expertise is a great complement to our current portfolio, expanding and deepening our high-speed interface offerings in a wide array of high-performance markets,” said Luc Seraphin, president and CEO, Rambus. “The addition of their solutions and technology serves a critical role in driving Rambus’ continued focus on our core strengths in semiconductor.”

Although this transaction will not materially impact 2019 financial results due to the timing of close and acquisition accounting, Rambus expects this acquisition to be accretive in 2020.

For more information about the acquisition, visit rambus.com/northwestlogic.

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About Rambus Inc.

Dedicated to making data faster and safer, Rambus creates innovative hardware, software and services that drive technology advancements from the data center to the mobile edge. Our architecture licenses, IP cores, chips, software, and services span memory and interfaces, security, and emerging technologies to positively impact the modern world. We collaborate with the industry, partnering with leading chip and system designers, foundries, and service providers. Integrated into tens of billions of devices and systems, our products and technologies power and secure diverse applications, including Big Data, Internet of Things (IoT) security, mobile payments, and smart ticketing. For more information, visit rambus.com.

Source: Rambus Inc.

Press Contact:

Cori Pasinetti

Rambus Corporate Communications

t: (408) 462-8306

cpasinetti@rambus.com

Forward-looking statements

Information set forth in this press release, including statements as to Rambus’ outlook and financial estimates and statements as to the effects of the acquisition of Northwest Logic, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

These statements are based on various assumptions and the current expectations of the management of Rambus and may not be accurate because of risks and uncertainties surrounding these assumptions and expectations. Factors listed below, as well as other factors, may cause actual results to differ significantly from these forward-looking statements. There is no guarantee that any of the events anticipated by these forward-looking statements will occur, or what effect they will have on the operations or financial condition of Rambus or Northwest Logic. Forward-looking statements included herein are made as of the date hereof, and Rambus undertakes no obligation to publicly update or revise any forward-looking statement unless required to do so by federal securities laws.

Major risks, uncertainties and assumptions include, but are not limited to: the expected benefits and costs of the transaction; management plans relating to the transaction; statements of the plans, strategies and objectives of Rambus for future operations; any statements regarding anticipated operational and financial results; any statements of expectation or belief; the risk that disruptions from the transaction will harm Rambus’ business; other factors described under “Risk Factors” in Rambus’ Annual Report on Form 10-K and Quarterly Reports on Form 10-Q; and any statements of assumptions underlying any of the foregoing. It is not possible to predict or identify all such factors. Consequently, while the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties.